                                                                    EXHIBIT 99.1


PSYCHIATRIC SOLUTIONS, INC.

(PSYCHIATRIC SOLUTIONS, INC. LOGO)



CONTACT:

Joey A. Jacobs
President and Chief Executive Officer
(615) 312-5700


              PSYCHIATRIC SOLUTIONS SIGNS DEFINITIVE AGREEMENT FOR
          $25 MILLION PRIVATE PLACEMENT OF CONVERTIBLE PREFERRED STOCK

FRANKLIN, Tenn. (January 6, 2003) - Psychiatric Solutions, Inc. ("PSI") (NASDAQ:
PSYS) today announced the signing of a definitive agreement with affiliates of Oak Investment Partners and Salix Ventures and with Brown Brothers Harriman & Co.'s The 1818 Mezzanine Fund II, L.P. for the purchase of $25 million of PSI's Series A Convertible Preferred Stock (the "preferred stock"). All are current investors in PSI, with Oak Investment Partners and Salix Ventures (or related entities) being among the co-founders of PSI. Representatives of Salix Ventures and Brown Brothers Harriman serve on PSI's Board of Directors. PSI intends to use the net proceeds from the securities, which were placed through the Company's exclusive financial advisor, Brentwood Capital Advisors LLC, primarily to fund acquisitions of freestanding psychiatric patient hospitals. One-half of the net proceeds will be advanced to the Company on March 31, 2003, and one-half will be advanced on June 30, 2003.

         The $25 million private placement will consist of 4,545,454 shares of the preferred stock priced at $5.50 per share, convertible at the option of the holders into the same number of shares of PSI's common stock. The preferred stock will have an initial annual dividend of 5%, increasing to 7% at the second anniversary of the initial funding. Dividends will accrue and be payable upon a conversion of preferred stock with shares of the Company's common stock valued at $5.50 per share. Holders of the preferred stock will have certain registration rights and the right to designate two members of the Company's Board of Directors. Preferred holders will be prohibited from selling either the preferred stock or the common stock into which it converts for 12 months subsequent to the completion of the initial funding and may sell no more than 50% of the securities for 18 months subsequent to the completion of the initial funding. The completion of the transaction is subject to approval by the NASDAQ Stock Market and stockholder approval at a special meeting of PSI's stockholders on January 31, 2003.

         Ann H. Lamont, a general partner of Oak Investment Partners, remarked, "Our latest investment in PSI is fully consistent with our goal of helping strong management teams exploit new business opportunities through long-term relationships. Speaking for our co-investors, this investment also reflects our confidence in PSI's ability to meet its financial and operating goals as it

PSI Signs Definitive Agreement for Private
  Placement of Preferred Stock
Page 2
January 6, 2003




implements a long-term strategy to become the country's leading provider of in-patient psychiatric services."

         Joey Jacobs, president and chief executive officer of PSI, said, "We view this follow-on investment by these high caliber and sophisticated, professional investment firms as a confirmation of the attractiveness of PSI's business model, the strength of its management team, and the potential inherent in its growth strategies. We welcome this latest investment in PSI, and we expect to continue to benefit from the extensive experience of these firms in helping growth companies across America achieve their strategic objectives."

         This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding intent, belief or current expectations of PSI and its management. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause PSI's actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that might cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional hospitals on favorable terms; (2) the ability of PSI to improve the operations of acquired hospitals; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities;
(4) the limited operating history of PSI; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) potential difficulties in integrating the operations of PSI with PMR. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's joint proxy statement/prospectus on Form S-4, dated July 11, 2002, under the caption "Risk Factors." A copy of the Form S-4 may be obtained from the Public Reference Branch of the SEC at 450 Fifth Street NW, Washington, DC at prescribed rates. PSI undertakes no obligation to update any forward-looking statements, whether as a result of news information, future events or otherwise.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient hospitals and its management of psychiatric units within general acute care hospitals owned by others. At September 30, 2002, PSI owned and operated five freestanding hospitals and managed 48 psychiatric units.




                                     -END-